Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--April 21, 2025
FIRST QUARTER 2025 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio	Book value per common share
$199.1 million	$1.79	$277.6 million	3.47%	63.5%	$60.03
				55.8%[1], adjusted for deposit costs	$54.10[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance delivered solid first quarter results led by continued loan and deposit growth following the completion of our balance sheet repositioning efforts in 2024,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Our deep segment and product expertise enables our business to adapt quickly to an evolving macro environment, while our fortified capital and liquidity levels position the firm to maintain business momentum and prudent credit risk management. Quarterly loan and deposit growth of $1.1 billion and $3.0 billion, respectively, continued their upward trajectory and produced PPNR¹ of $277.6 million. Asset quality remained stable with nonperforming assets declining to 0.60% of total assets and net loan charge-offs declining to 0.20% of average loans. Overall, we achieved net income of $199.1 million and earnings per share of $1.79 for the first quarter 2025, which resulted in a return on tangible common equity[1] of 13.4%. Tangible book value per share[1] climbed 14.4% year-over-year to $54.10 with a CET 1 ratio of 11.1%.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $199.1 million and earnings per share of $1.79, each down 8.2% from $216.9 million and $1.95, respectively
▪Net revenue of $778.0 million, a decrease of 7.2%, or $60.4 million, compared to a decrease in non-interest expenses of 3.6%, or $18.6 million
▪Pre-provision net revenue1 of $277.6 million, down $41.8 million from $319.4 million
▪Effective tax rate of 19.2%, compared to 16.4%
▪Net income of $199.1 million and earnings per share of $1.79, up 12.2% and 11.9%, from $177.4 million and $1.60, respectively
▪Net revenue of $778.0 million, an increase of 6.8%, or $49.2 million, compared to an increase in non-interest expenses of 3.9%, or $18.6 million
▪Pre-provision net revenue1 of $277.6 million, up $30.6 million from $247.0 million
▪Effective tax rate of 19.2%, compared to 23.5%

FINANCIAL POSITION RESULTS:
▪HFI loans of $54.8 billion, up $1.1 billion, or 2.0%
▪Total deposits of $69.3 billion, up $3.0 billion, or 4.5%
▪HFI loan-to-deposit ratio of 79.0%, down from 80.9%
▪Equity of $7.2 billion, up $508 million
▪Increase in HFI loans of $4.1 billion, or 8.0%
▪Increase in total deposits of $7.1 billion, or 11.4%
▪HFI loan-to-deposit ratio of 79.0%, down from 81.5%
▪Increase in equity of $1.0 billion

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.60%, compared to 0.65%
▪Annualized net loan charge-offs to average loans outstanding of 0.20%, compared to 0.25%
▪Nonperforming assets to total assets of 0.60%, compared to 0.53%
▪Annualized net loan charge-offs to average loans outstanding of 0.20%, compared to 0.08%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.47%, decreased from 3.48%
▪Return on average assets and on tangible common equity1 of 0.97% and 13.4%, compared to 1.04% and 14.6%, respectively
▪Tangible common equity ratio1 of 7.2%, flat from prior quarter
▪CET 1 ratio of 11.1%, compared to 11.3%
▪Tangible book value per share1, net of tax, of $54.10, an increase of 3.5% from $52.27
▪Adjusted efficiency ratio1 of 55.8%, compared to 51.1%
▪Net interest margin of 3.47%, decreased from 3.60%
▪Return on average assets and on tangible common equity1 of 0.97% and 13.4%, compared to 0.98% and 13.4%, respectively
▪Tangible common equity ratio1 of 7.2%, increased from 6.8%
▪CET 1 ratio of 11.1%, compared to 11.0%
▪Tangible book value per share1, net of tax, of $54.10, an increase of 14.4% from $47.30
▪Adjusted efficiency ratio1 of 55.8%, compared to 57.3%
1     See reconciliation of Non-GAAP Financial Measures starting on page 15.

Income Statement
Net interest income totaled $650.6 million in the first quarter 2025, a decrease of $15.9 million, or 2.4%, from $666.5 million in the fourth quarter 2024, and an increase of $51.7 million, or 8.6%, compared to the first quarter 2024. The decrease in net interest income from the fourth quarter 2024 is primarily due to a shorter day count in the first quarter 2025. The increase in net interest income from the first quarter 2024 was driven by an increase in average interest earning asset balances and lower rates on deposits, partially offset by decreased yields on interest earning assets.
The Company recorded a provision for credit losses of $31.2 million in the first quarter 2025, a decrease of $28.8 million from $60.0 million in the fourth quarter 2024, and an increase of $16.0 million from $15.2 million in the first quarter 2024. The provision for credit losses during the first quarter 2025 is primarily reflective of net charge-offs of $25.8 million and loan growth, as well as incremental qualitative adjustments on the CRE and construction portfolios.
The Company’s net interest margin in the first quarter 2025 was 3.47%, a decrease from 3.48% in the fourth quarter 2024, and a decrease from 3.60% in the first quarter 2024. The decrease in net interest margin from the fourth quarter 2024 was driven by lower yields on interest earning assets, partially offset by lower rates on interest-bearing liabilities due to a reduction in the federal funds target rate. The decrease in net interest margin from the first quarter 2024 was driven primarily by higher loan and securities balances, coupled with a lower rate environment that reduced yields on interest earning assets.
Non-interest income was $127.4 million for the first quarter 2025, compared to $171.9 million for the fourth quarter 2024, and $129.9 million for the first quarter 2024. The $44.5 million decrease in non-interest income from the fourth quarter 2024 was primarily due to decreases in net gain on loan origination and sale activities of $18.4 million, income from equity investments of $15.9 million, and other non-interest income of $5.6 million. The $2.5 million decrease in non-interest income from the first quarter 2024 was primarily driven by decreases in net loan servicing revenue and income from equity investments, partially offset by increases in service charges and loan fees and income from bank owned life insurance.
Net revenue totaled $778.0 million for the first quarter 2025, a decrease of $60.4 million or 7.2%, compared to $838.4 million for the fourth quarter 2024, and an increase of $49.2 million or 6.8%, compared to $728.8 million for the first quarter 2024.
Non-interest expense was $500.4 million for the first quarter 2025, compared to $519.0 million for the fourth quarter 2024, and $481.8 million for the first quarter 2024. The $18.6 million decrease in non-interest expense from the fourth quarter 2024 is due primarily to a decrease of $37.7 million in deposit costs driven by lower ECR rates, partially offset by an increase in salaries and employee benefits of $17.0 million. The $18.6 million increase in non-interest expense from the first quarter 2024 is primarily attributable to increased salaries and employee benefits of $27.5 million and data processing costs of $9.2 million. These increases were partially offset by decreased insurance costs of $21.0 million largely related to the FDIC special assessment charge of $17.6 million recognized in the first quarter 2024. The Company’s efficiency ratio, adjusted for deposit costs1, was 55.8% for the first quarter 2025, compared to 51.1% in the fourth quarter 2024, and 57.3% for the first quarter 2024.
Income tax expense was $47.3 million for the first quarter 2025, compared to $42.5 million for the fourth quarter 2024, and $54.4 million for the first quarter 2024. The increase in income tax expense from the fourth quarter 2024 is primarily related to decreased investment tax credit benefits and tax-exempt income. The decrease in income tax expense from the first quarter 2024 is primarily related to decreased nondeductible insurance premiums and increased investment tax credit benefits.
Net income was $199.1 million for the first quarter 2025, a decrease of $17.8 million from $216.9 million for the fourth quarter 2024, and an increase of $21.7 million from $177.4 million for the first quarter 2024. Earnings per share totaled $1.79 for the first quarter 2025, compared to $1.95 for the fourth quarter 2024, and $1.60 for the first quarter 2024.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the first quarter 2025, the Company’s PPNR1 was $277.6 million, down $41.8 million from $319.4 million in the fourth quarter 2024, and up $30.6 million from $247.0 million in the first quarter 2024.
The Company had 3,562 full-time equivalent employees and 56 offices at March 31, 2025, compared to 3,524 full-time equivalent employees and 56 offices at December 31, 2024, and 3,312 full-time equivalent employees and 56 offices at March 31, 2024.

1    See reconciliation of Non-GAAP Financial Measures starting on page 15.

Balance Sheet
HFI loans, net of deferred fees, totaled $54.8 billion at March 31, 2025, compared to $53.7 billion at December 31, 2024, and $50.7 billion at March 31, 2024. The increase in HFI loans of $1.1 billion from the prior quarter was primarily driven by increases of $989 million and $172 million in commercial and industrial and commercial real estate non-owner occupied loans, respectively. The increase in HFI loans of $4.1 billion from March 31, 2024 was primarily driven by increases of $4.4 billion and $403 million in commercial and industrial and commercial real estate non-owner occupied loans, respectively, partially offset by decreases of $349 million and $277 million in residential real estate and construction and land development loans, respectively. HFS loans totaled $3.2 billion at March 31, 2025, compared to $2.3 billion at December 31, 2024, and $1.8 billion at March 31, 2024.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. The allowance for loan losses to funded HFI loans ratio was 0.71%, 0.70%, and 0.67% at March 31, 2025, December 31, 2024, and March 31, 2024, respectively. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.77% at March 31, 2025 and December 31, 2024, and 0.74% at March 31, 2024. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $8.5 billion, $8.6 billion, and $9.0 billion as of March 31, 2025, December 31, 2024, and March 31, 2024, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $11.9 million as of March 31, 2025, $11.4 million as of December 31, 2024, and $14.2 million as of March 31, 2024. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.92% at March 31, 2025 and December 31, 2024, and 0.90% at March 31, 2024.
Deposits totaled $69.3 billion at March 31, 2025, an increase of $3.0 billion from $66.3 billion at December 31, 2024, and an increase of $7.1 billion from $62.2 billion at March 31, 2024. By deposit type, the increase from the prior quarter is attributable to increases of $3.2 billion and $520 million from non-interest bearing and savings and money market deposits, respectively, partially offset by decreases of $371 million from interest-bearing demand deposits and $331 million from certificates of deposits. From March 31, 2024, savings and money market deposits increased $5.5 billion and non-interest bearing deposits increased $3.6 billion, while interest-bearing demand deposits decreased $1.5 billion and certificates of deposit decreased $592 million. Non-interest bearing deposits were $22.0 billion at March 31, 2025, compared to $18.8 billion at December 31, 2024, and $18.4 billion at March 31, 2024.
The table below shows the Company's deposit types as a percentage of total deposits:

	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Non-interest bearing	31.8%	28.4%	29.6%
Interest-bearing demand	22.4	23.9	27.3
Savings and money market	31.3	32.0	26.0
Certificates of deposit	14.5	15.7	17.1
The Company’s ratio of HFI loans to deposits was 79.0% at March 31, 2025, compared to 80.9% at December 31, 2024, and 81.5% at March 31, 2024.
Borrowings totaled $4.2 billion at March 31, 2025, $5.6 billion at December 31, 2024, and $6.2 billion at March 31, 2024. Borrowings decreased $1.4 billion from December 31, 2024 primarily due to decreases of $807 million in long-term and $615 million in short-term borrowings. The decrease in borrowings from March 31, 2024 is primarily due to a decrease in short-term borrowings of $3.2 billion, partially offset by an increase in long term borrowings of $1.2 billion.
Total equity was $7.2 billion at March 31, 2025, compared to $6.7 billion at December 31, 2024 and $6.2 billion at March 31, 2024. The increase in total equity from the prior quarter was due primarily to issuance of preferred stock from the Company's REIT subsidiary and net income of $199.1 million. Proceeds from the REIT preferred stock issuance totaled $293 million, net of issuance costs, and was recognized as a noncontrolling interest in subsidiary. These increases were offset in part by dividends to shareholders as cash dividends of $41.8 million ($0.38 per common share) and $3.2 million ($0.27 per depository share) were paid to stockholders during the first quarter 2025. The increase in equity from March 31, 2024 was primarily driven by the issuance of preferred stock from the Company's REIT subsidiary, net income, and net unrealized fair value gains on available-for-sale securities recorded in other comprehensive loss, net of tax, partially offset by dividends to stockholders.
The Company's common equity tier 1 capital ratio was 11.1% at March 31, 2025, compared to 11.3%, and 11.0% at December 31, 2024 and March 31, 2024, respectively. At March 31, 2025, tangible common equity, net of tax1, was 7.2% of tangible assets1 and total capital was 14.5% of risk-weighted assets. The Company’s tangible book value per share1 was $54.10 at March 31, 2025, an increase of 3.5% from $52.27 at December 31, 2024, and an increase of 14.4% from $47.30 at March 31, 2024. The increase in tangible book value per share from December 31, 2024 and March 31, 2024 is primarily attributable to net income.
Total assets increased $2.1 billion, or 2.6%, to $83.0 billion at March 31, 2025 from $80.9 billion at December 31, 2024, and increased 7.9% from $77.0 billion at March 31, 2024. The increase in total assets from December 31, 2024 was primarily driven by increases in HFI and HFS loans coupled with investment securities, partially offset by a decrease in cash and due from banks. The increase in total assets from March 31, 2024 was primarily driven by increases in HFI and HFS loans and bank owned life insurance.

1     See reconciliation of Non-GAAP Financial Measures starting on page 15.

Asset Quality
Provision for credit losses totaled $31.2 million for the first quarter 2025, compared to $60.0 million for the fourth quarter 2024, and $15.2 million for the first quarter 2024. Net loan charge-offs in the first quarter 2025 totaled $25.8 million, or 0.20% of average loans (annualized), compared to $34.1 million, or 0.25%, in the fourth quarter 2024, and $9.8 million, or 0.08%, in the first quarter 2024.
Nonaccrual loans decreased $25 million to $451 million during the quarter and increased $52 million from March 31, 2024. Loans past due 90 days and still accruing interest totaled $44 million at March 31, 2025, zero at December 31, 2024, and $6 million at March 31, 2024 (excluding government guaranteed loans of $275 million, $326 million, and $349 million, respectively). Loans past due 30-89 days and still accruing interest totaled $182 million at March 31, 2025, an increase from $92 million at December 31, 2024, and from $117 million at March 31, 2024 (excluding government guaranteed loans of $161 million, $183 million, and $224 million, respectively).
Repossessed assets totaled $51 million at March 31, 2025, compared to $52 million at December 31, 2024, and $8 million at March 31, 2024. Classified assets totaled $1.2 billion at March 31, 2025, an increase of $186 million from $1.0 billion at December 31, 2024, and an increase of $414 million from $781 million at March 31, 2024.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 15.9% at March 31, 2025, compared to 14.2% at December 31, 2024, and 12.0% at March 31, 2024.

2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its first quarter 2025 financial results at 12:00 p.m. ET on Tuesday, April 22, 2025. Participants may access the call by dialing 1-833-470-1428 and using access code 146564 or via live audio webcast using the website link https://events.q4inc.com/attendee/859895963. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET April 22nd through 11:59 p.m. ET April 29th by dialing 1-855-762-8306, using access code 474821.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and you should not put undue reliance on any forward-looking statements.
About Western Alliance Bancorporation
With more than $80 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2024 by American Banker and Bank Director and receiving #1 rankings on Extel’s (previously Institutional Investor’s) All-America Executive Team Midcap 2024 for Best CEO, Best CFO and Best Company Board of Directors. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of March 31,
	2025	2024	Change %
	(in millions)
Total assets	$83,043	$76,989	7.9%
Loans held for sale	3,238	1,841	75.9
HFI loans, net of deferred fees	54,761	50,700	8.0
Investment securities	15,868	16,092	(1.4)
Total deposits	69,322	62,228	11.4
Borrowings	4,151	6,221	(33.3)
Qualifying debt	898	896	0.2
Equity	7,215	6,172	16.9
Tangible common equity, net of tax (1)	5,973	5,213	14.6
Common equity Tier 1 capital	6,425	5,787	11.0

Selected Income Statement Data:
	For the Three Months Ended March 31,
	2025	2024	Change %
	(in millions, except per share data)
Interest income	$1,095.6	$1,055.0	3.8%
Interest expense	445.0	456.1	(2.4)
Net interest income	650.6	598.9	8.6
Provision for credit losses	31.2	15.2	NM
Net interest income after provision for credit losses	619.4	583.7	6.1
Non-interest income	127.4	129.9	(1.9)
Non-interest expense	500.4	481.8	3.9
Income before income taxes	246.4	231.8	6.3
Income tax expense	47.3	54.4	(13.1)
Net income	199.1	177.4	12.2
Dividends on preferred stock	3.2	3.2	—
Net income available to common stockholders	$195.9	$174.2	12.5
Diluted earnings per common share	$1.79	$1.60	11.9

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended March 31,
	2025	2024	Change %
Diluted earnings per common share	$1.79	$1.60	11.9%
Book value per common share	60.03	53.33	12.6
Tangible book value per common share, net of tax (1)	54.10	47.30	14.4
Average common shares outstanding (in millions):
Basic	108.8	108.5	0.3
Diluted	109.6	109.0	0.6
Common shares outstanding	110.4	110.2	0.2

Selected Performance Ratios:
Return on average assets (2)	0.97%	0.98%	(1.0)%
Return on average tangible common equity (1, 2)	13.4	13.4	—
Net interest margin (2)	3.47	3.60	(3.6)
Efficiency ratio, adjusted for deposit costs (1)	55.8	57.3	(2.6)
HFI loan to deposit ratio	79.0	81.5	(3.1)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.20%	0.08%	NM
Nonaccrual loans to funded HFI loans	0.82	0.79	3.8
Nonaccrual loans and repossessed assets to total assets	0.60	0.53	13.2
Allowance for loan losses to funded HFI loans	0.71	0.67	6.0
Allowance for loan losses to nonaccrual HFI loans	86	85	1.2

Capital Ratios:
	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Tangible common equity (1)	7.2%	7.2%	6.8%
Common Equity Tier 1 (3)	11.1	11.3	11.0
Tier 1 Leverage ratio (3)	8.6	8.1	8.5
Tier 1 Capital (3)	12.3	11.9	11.7
Total Capital (3)	14.5	14.1	14.0

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for March 31, 2025 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended March 31,
	2025	2024
	(in millions, except per share data)
Interest income:
Loans	$881.0	$871.9
Investment securities	168.0	144.0
Other	46.6	39.1
Total interest income	1,095.6	1,055.0
Interest expense:
Deposits	378.3	380.6
Qualifying debt	9.3	9.5
Borrowings	57.4	66.0
Total interest expense	445.0	456.1
Net interest income	650.6	598.9
Provision for credit losses	31.2	15.2
Net interest income after provision for credit losses	619.4	583.7
Non-interest income:
Service charges and loan fees	37.2	16.4
Net gain on loan origination and sale activities	49.5	45.3
Net loan servicing revenue	21.8	46.4
Income from bank owned life insurance	11.4	1.0
Gain (loss) on sales of investment securities	2.1	(0.9)
Fair value gain adjustments, net	1.0	0.3
(Loss) income from equity investments	(4.8)	17.1
Other	9.2	4.3
Total non-interest income	127.4	129.9
Non-interest expenses:
Salaries and employee benefits	182.4	154.9
Deposit costs	136.8	137.0
Data processing	45.2	36.0
Insurance	37.9	58.9
Legal, professional, and directors' fees	28.9	30.1
Occupancy	17.2	17.5
Loan servicing expenses	16.4	15.0
Business development and marketing	5.9	5.5
Loan acquisition and origination expenses	5.2	4.8
Other	24.5	22.1
Total non-interest expense	500.4	481.8
Income before income taxes	246.4	231.8
Income tax expense	47.3	54.4
Net income	199.1	177.4
Dividends on preferred stock	3.2	3.2
Net income available to common stockholders	$195.9	$174.2

Earnings per common share:
Diluted shares	109.6	109.0
Diluted earnings per share	$1.79	$1.60

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(in millions, except per share data)
Interest income:
Loans	$881.0	$915.2	$945.3	$896.7	$871.9
Investment securities	168.0	179.4	197.1	190.5	144.0
Other	46.6	44.0	57.6	60.3	39.1
Total interest income	1,095.6	1,138.6	1,200.0	1,147.5	1,055.0
Interest expense:
Deposits	378.3	387.2	422.1	410.3	380.6
Qualifying debt	9.3	9.4	9.5	9.6	9.5
Borrowings	57.4	75.5	71.5	71.0	66.0
Total interest expense	445.0	472.1	503.1	490.9	456.1
Net interest income	650.6	666.5	696.9	656.6	598.9
Provision for credit losses	31.2	60.0	33.6	37.1	15.2
Net interest income after provision for credit losses	619.4	606.5	663.3	619.5	583.7
Non-interest income:
Service charges and loan fees	37.2	31.7	30.1	17.8	16.4
Net gain on loan origination and sale activities	49.5	67.9	46.3	46.8	45.3
Net loan servicing revenue	21.8	24.7	12.3	38.1	46.4
Income from bank owned life insurance	11.4	12.1	13.0	1.7	1.0
Gain (loss) on sales of investment securities	2.1	7.2	8.8	2.3	(0.9)
Fair value gain adjustments, net	1.0	2.4	4.1	0.7	0.3
(Loss) income from equity investments	(4.8)	11.1	5.8	4.2	17.1
Other	9.2	14.8	5.8	3.6	4.3
Total non-interest income	127.4	171.9	126.2	115.2	129.9
Non-interest expenses:
Salaries and employee benefits	182.4	165.4	157.8	153.0	154.9
Deposit costs	136.8	174.5	208.0	173.7	137.0
Data processing	45.2	39.3	38.7	35.7	36.0
Insurance	37.9	36.7	35.4	33.8	58.9
Legal, professional, and directors' fees	28.9	28.7	24.8	25.8	30.1
Occupancy	17.2	19.6	17.6	18.4	17.5
Loan servicing expenses	16.4	17.8	18.7	16.6	15.0
Business development and marketing	5.9	11.1	9.7	6.4	5.5
Loan acquisition and origination expenses	5.2	5.7	5.9	5.1	4.8
Other	24.5	20.2	20.8	18.3	22.1
Total non-interest expense	500.4	519.0	537.4	486.8	481.8
Income before income taxes	246.4	259.4	252.1	247.9	231.8
Income tax expense	47.3	42.5	52.3	54.3	54.4
Net income	199.1	216.9	199.8	193.6	177.4
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$195.9	$213.7	$196.6	$190.4	$174.2

Earnings per common share:
Diluted shares	109.6	109.6	109.5	109.1	109.0
Diluted earnings per share	$1.79	$1.95	$1.80	$1.75	$1.60

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(in millions)
Assets:
Cash and due from banks	$3,279	$4,096	$2,592	$4,077	$3,550
Investment securities	15,868	15,095	16,382	17,268	16,092
Loans held for sale	3,238	2,286	2,327	2,007	1,841
Loans held for investment:
Commercial and industrial	24,117	23,128	22,551	21,690	19,749
Commercial real estate - non-owner occupied	10,040	9,868	9,801	9,647	9,637
Commercial real estate - owner occupied	1,787	1,825	1,817	1,886	1,859
Construction and land development	4,504	4,479	4,727	4,712	4,781
Residential real estate	14,275	14,326	14,395	14,445	14,624
Consumer	38	50	55	50	50
Loans HFI, net of deferred fees	54,761	53,676	53,346	52,430	50,700
Allowance for loan losses	(389)	(374)	(357)	(352)	(340)
Loans HFI, net of deferred fees and allowance	54,372	53,302	52,989	52,078	50,360
Mortgage servicing rights	1,241	1,127	1,011	1,145	1,178
Premises and equipment, net	361	361	354	351	344
Operating lease right-of-use asset	125	128	127	133	139
Other assets acquired through foreclosure, net	51	52	8	8	8
Bank owned life insurance	1,022	1,011	1,000	187	187
Goodwill and other intangibles, net	656	659	661	664	666
Other assets	2,830	2,817	2,629	2,663	2,624
Total assets	$83,043	$80,934	$80,080	$80,581	$76,989
Liabilities and stockholders' equity:
Liabilities:
Deposits
Non-interest bearing deposits	$22,009	$18,846	$24,965	$21,522	$18,399
Interest bearing:
Demand	15,507	15,878	13,846	17,267	16,965
Savings and money market	21,728	21,208	19,575	17,087	16,194
Certificates of deposit	10,078	10,409	9,654	10,368	10,670
Total deposits	69,322	66,341	68,040	66,244	62,228
Borrowings	4,151	5,573	2,995	5,587	6,221
Qualifying debt	898	899	898	897	896
Operating lease liability	154	159	159	165	172
Accrued interest payable and other liabilities	1,303	1,255	1,311	1,354	1,300
Total liabilities	75,828	74,227	73,403	74,247	70,817
Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,125	2,120	2,110	2,099	2,087
Retained earnings	4,980	4,826	4,654	4,498	4,348
Accumulated other comprehensive loss	(478)	(534)	(382)	(558)	(558)
Total stockholders' equity	6,922	6,707	6,677	6,334	6,172
Noncontrolling interest in subsidiary	293	—	—	—	—
Total equity	7,215	6,707	6,677	6,334	6,172
Total liabilities and equity	$83,043	$80,934	$80,080	$80,581	$76,989

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(dollars in millions)
Allowance for loan losses
Balance, beginning of period	$373.8	$356.6	$351.8	$340.3	$336.7
Provision for credit losses (1)	40.6	51.3	31.4	34.3	13.4
Recoveries of loans previously charged-off:
Commercial and industrial	1.0	0.1	0.5	0.1	0.4
Commercial real estate - non-owner occupied	0.6	—	0.7	—	—
Commercial real estate - owner occupied	0.1	0.2	—	—	—
Construction and land development	—	—	—	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total recoveries	1.7	0.3	1.2	0.1	0.4
Loans charged-off:
Commercial and industrial	13.0	24.8	4.3	5.3	2.3
Commercial real estate - non-owner occupied	14.5	9.6	21.7	17.6	7.9
Commercial real estate - owner occupied	—	—	0.3	—	—
Construction and land development	—	—	1.5	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total loans charged-off	27.5	34.4	27.8	22.9	10.2
Net loan charge-offs	25.8	34.1	26.6	22.8	9.8
Balance, end of period	$388.6	$373.8	$356.6	$351.8	$340.3

Allowance for unfunded loan commitments
Balance, beginning of period	$39.5	$37.6	$35.9	$33.1	$31.6
(Recovery of) provision for credit losses (1)	(4.4)	1.9	1.7	2.8	1.5
Balance, end of period (2)	$35.1	$39.5	$37.6	$35.9	$33.1

Components of the allowance for credit losses on loans
Allowance for loan losses	$388.6	$373.8	$356.6	$351.8	$340.3
Allowance for unfunded loan commitments	35.1	39.5	37.6	35.9	33.1
Total allowance for credit losses on loans	$423.7	$413.3	$394.2	$387.7	$373.4

Net charge-offs to average loans - annualized	0.20%	0.25%	0.20%	0.18%	0.08%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.71%	0.70%	0.67%	0.67%	0.67%
Allowance for credit losses to funded HFI loans (3)	0.77	0.77	0.74	0.74	0.74
Allowance for loan losses to nonaccrual HFI loans	86	79	102	88	85
Allowance for credit losses to nonaccrual HFI loans	94	87	113	97	94
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a provision release of $0.2 million on AFS investment securities and $4.8 million on HTM investment securities for the three months ended March 31, 2025. The allowance for credit losses on AFS and HTM investment securities totaled $0.2 million and $11.6 million, respectively, as of March 31, 2025.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $11.9 million as of March 31, 2025 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(dollars in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$451	$476	$349	$401	$399
Nonaccrual loans to funded HFI loans	0.82%	0.89%	0.65%	0.76%	0.79%
Repossessed assets	$51	$52	$8	$8	$8
Nonaccrual loans and repossessed assets to total assets	0.60%	0.65%	0.45%	0.51%	0.53%

Loans Past Due
Loans past due 90 days, still accruing (1)	$44	$—	$4	$—	$6
Loans past due 90 days, still accruing to funded HFI loans	0.08%	—%	0.01%	—%	0.01%
Loans past due 30 to 89 days, still accruing (2)	$182	$92	$110	$83	$117
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.33%	0.17%	0.21%	0.16%	0.23%

Other credit quality metrics
Special mention loans	$460	$392	$502	$532	$394
Special mention loans to funded HFI loans	0.84%	0.73%	0.94%	1.01%	0.78%

Classified loans on accrual	$693	$480	$479	$328	$361
Classified loans on accrual to funded HFI loans	1.27%	0.89%	0.90%	0.63%	0.71%
Classified assets	$1,195	$1,009	$838	$748	$781
Classified assets to total assets	1.44%	1.25%	1.05%	0.93%	1.01%
(1)    Excludes government guaranteed residential mortgage loans of $275 million, $326 million, $313 million, $330 million, and $349 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $161 million, $183 million, $203 million, $221 million, and $224 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2025			December 31, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$4,300	$66.6	6.28%	$4,542	$67.3	5.90%
Loans HFI:
Commercial and industrial	22,831	365.8	6.56	22,708	382.8	6.76
CRE - non-owner occupied	10,011	175.1	7.10	9,883	184.1	7.42
CRE - owner occupied	1,880	28.7	6.30	1,826	27.7	6.14
Construction and land development	4,407	91.8	8.45	4,571	100.1	8.72
Residential real estate	14,346	152.2	4.30	14,424	152.3	4.20
Consumer	46	0.8	6.69	52	0.9	6.57
Total HFI loans (1), (2), (3)	53,521	814.4	6.20	53,464	847.9	6.34
Investment securities:
Taxable	13,020	143.5	4.47	13,550	155.0	4.55
Tax-exempt	2,255	24.5	5.52	2,269	24.4	5.36
Total investment securities (1)	15,275	168.0	4.63	15,819	179.4	4.67
Cash and other	4,083	46.6	4.63	3,481	44.0	5.03
Total interest earning assets	77,179	1,095.6	5.81	77,306	1,138.6	5.91
Non-interest earning assets
Cash and due from banks	331			316
Allowance for credit losses	(397)			(364)
Bank owned life insurance	1,015			1,003
Other assets	4,720			4,427
Total assets	$82,848			$82,688
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$15,870	$99.9	2.55%	$14,555	$101.3	2.77%
Savings and money market	21,206	164.8	3.15	19,895	167.8	3.36
Certificates of deposit	10,018	113.6	4.60	9,654	118.1	4.87
Total interest-bearing deposits	47,094	378.3	3.26	44,104	387.2	3.49
Short-term borrowings	1,722	20.8	4.89	3,480	45.8	5.24
Long-term debt	2,652	36.6	5.60	1,861	29.7	6.34
Qualifying debt	899	9.3	4.18	898	9.4	4.19
Total interest-bearing liabilities	52,367	445.0	3.45	50,343	472.1	3.73
Interest cost of funding earning assets			2.34			2.43
Non-interest-bearing liabilities
Non-interest-bearing deposits	22,097			24,200
Other liabilities	1,485			1,380
Equity	6,899			6,765
Total liabilities and equity	$82,848			$82,688
Net interest income and margin (4)		$650.6	3.47%		$666.5	3.48%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.2 million and $10.0 million for the three months ended March 31, 2025 and December 31, 2024, respectively.
(2)    Included in the yield computation are net loan fees of $23.8 million and $22.1 million for the three months ended March 31, 2025 and December 31, 2024, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2025			March 31, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$4,300	$66.6	6.28%	$2,416	$39.1	6.51%
Loans HFI:
Commercial and industrial	22,831	365.8	6.56	18,745	345.7	7.48
CRE - non-owner occupied	10,011	175.1	7.10	9,468	185.1	7.87
CRE - owner occupied	1,880	28.7	6.30	1,808	26.8	6.06
Construction and land development	4,407	91.8	8.45	4,922	117.1	9.57
Residential real estate	14,346	152.2	4.30	14,722	157.0	4.29
Consumer	46	0.8	6.69	61	1.1	7.28
Total loans HFI (1), (2), (3)	53,521	814.4	6.20	49,726	832.8	6.77
Investment securities:
Taxable	13,020	143.5	4.47	10,717	121.1	4.54
Tax-exempt	2,255	24.5	5.52	2,205	22.9	5.24
Total investment securities (1)	15,275	168.0	4.63	12,922	144.0	4.66
Cash and other	4,083	46.6	4.63	2,953	39.1	5.33
Total interest earning assets	77,179	1,095.6	5.81	68,017	1,055.0	6.29
Non-interest earning assets
Cash and due from banks	331			285
Allowance for credit losses	(397)			(349)
Bank owned life insurance	1,015			186
Other assets	4,720			4,542
Total assets	$82,848			$72,681
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$15,870	$99.9	2.55%	$16,348	$122.0	3.00%
Savings and money market accounts	21,206	164.8	3.15	15,247	129.9	3.43
Certificates of deposit	10,018	113.6	4.60	10,129	128.7	5.11
Total interest bearing deposits	47,094	378.3	3.26	41,724	380.6	3.67
Short-term borrowings	1,722	20.8	4.89	3,715	53.8	5.82
Long-term debt	2,652	36.6	5.60	444	12.2	11.06
Qualifying debt	899	9.3	4.18	895	9.5	4.28
Total interest bearing liabilities	52,367	445.0	3.45	46,778	456.1	3.92
Interest cost of funding earning assets			2.34			2.69
Non-interest bearing liabilities
Non-interest bearing deposits	22,097			18,183
Other liabilities	1,485			1,536
Equity	6,899			6,184
Total liabilities and equity	$82,848			$72,681
Net interest income and margin (4)		$650.6	3.47%		$598.9	3.60%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.2 million and $9.6 million for the three months ended March 31, 2025 and 2024, respectively.
(2)    Included in the yield computation are net loan fees of $23.8 million and $33.1 million for the three months ended March 31, 2025 and 2024, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(in millions)
Net interest income	$650.6	$666.5	$696.9	$656.6	$598.9
Total non-interest income	127.4	171.9	126.2	115.2	129.9
Net revenue	$778.0	$838.4	$823.1	$771.8	$728.8
Total non-interest expense	500.4	519.0	537.4	486.8	481.8
Pre-provision net revenue (1)	$277.6	$319.4	$285.7	$285.0	$247.0
Adjusted for:
Provision for credit losses	31.2	60.0	33.6	37.1	15.2
Income tax expense	47.3	42.5	52.3	54.3	54.4
Net income	$199.1	$216.9	$199.8	$193.6	$177.4

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(dollars in millions)
Total non-interest expense	$500.4	$519.0	$537.4	$486.8	$481.8
Less: Deposit costs	136.8	174.5	208.0	173.7	137.0
Total non-interest expense, excluding deposit costs	363.6	344.5	329.4	313.1	344.8
Divided by:
Total net interest income	650.6	666.5	696.9	656.6	598.9
Plus:
Tax equivalent interest adjustment	10.2	10.0	10.0	9.9	9.6
Total non-interest income	127.4	171.9	126.2	115.2	129.9
Less: Deposit costs	136.8	174.5	208.0	173.7	137.0
	$651.4	$673.9	$625.1	$608.0	$601.4
Efficiency ratio (2)	63.5%	61.2%	64.5%	62.3%	65.2%
Efficiency ratio, adjusted for deposit costs (2)	55.8%	51.1%	52.7%	51.5%	57.3%

Tangible Common Equity:
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(dollars and shares in millions, except per share data)
Total equity	$7,215	$6,707	$6,677	$6,334	$6,172
Less:
Goodwill and intangible assets	656	659	661	664	666
Preferred stock	295	295	295	295	295
Noncontrolling interest in subsidiary	293	—	—	—	—
Total tangible common equity	5,971	5,753	5,721	5,375	5,211
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible common equity, net of tax	$5,973	$5,755	$5,723	$5,377	$5,213
Total assets	$83,043	$80,934	$80,080	$80,581	$76,989
Less: goodwill and intangible assets, net	656	659	661	664	666
Tangible assets	82,387	80,275	79,419	79,917	76,323
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible assets, net of tax	$82,389	$80,277	$79,421	$79,919	$76,325
Tangible common equity ratio (3)	7.2%	7.2%	7.2%	6.7%	6.8%
Common shares outstanding	110.4	110.1	110.1	110.2	110.2
Tangible book value per share, net of tax (3)	$54.10	$52.27	$51.98	$48.79	$47.30

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.